Exhibit 10.4
Execution Version

RECEIVABLES PURCHASE AGREEMENT

between

BMW FINANCIAL SERVICES NA, LLC,
as Seller,
and

BMW FS SECURITIES LLC,
as Depositor

Dated as of May 18, 2022

TABLE OF CONTENTS

i

THIS RECEIVABLES PURCHASE AGREEMENT dated as of May 18, 2022, is between BMW FINANCIAL SERVICES NA, LLC, a Delaware limited liability company (the “Seller”), and BMW FS SECURITIES LLC, a Delaware limited liability company, as depositor (the “Depositor”).
RECITALS
WHEREAS, in the regular course of its business, the Seller has purchased certain motor vehicle retail installment sale contracts secured by new and used automobiles, light trucks and motorcycles from certain motor vehicle dealers directly or indirectly through BMW Bank of North America;
WHEREAS, the Seller and the Depositor wish to set forth the terms pursuant to which such contracts are to be sold by the Seller to the Depositor; and
WHEREAS, the Depositor intends, concurrently with its purchase hereunder, to convey all of its right, title and interest in and to all of such contracts to BMW Vehicle Owner Trust 2022-A (the “Issuer”) pursuant to a Sale and Servicing Agreement dated as of May 18, 2022 (the “Sale and Servicing Agreement”), by and among the Issuer, the Depositor, the Sponsor, the Servicer, the Administrator and the Custodian, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary, and the Issuer intends to pledge all of its right, title and interest in and to such contracts to the Indenture Trustee pursuant to the Indenture dated as of May 18, 2022 (the “Indenture”), by and between the Issuer and the Indenture Trustee.
NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:
ARTICLE I       CERTAIN DEFINITIONS
Terms not defined in this Agreement shall have the meanings assigned thereto in the Sale and Servicing Agreement, the Underwriting Agreement or the Indenture, as the case may be.  As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):
“Act” shall have the meaning specified in Section 3.01(h).
“Agreement” shall mean this Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.
“Bank Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement, dated as of May 18, 2022, between BMW Bank, as seller, and the Depositor.
“BMW Bank” shall mean BMW Bank of North America.
“BMW FS” shall mean BMW Financial Services NA, LLC.

“Conveyed Assets” shall have the meaning set forth in Section 2.01.
“Depositor” shall mean BMW FS Securities LLC, a Delaware limited liability company, and its successors and assigns.
“Indenture” shall have the meaning set forth in the recitals.
“Issuer” shall have the meaning set forth in the recitals.
“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on such Financed Vehicle is recorded on the original certificate of title.  In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party.
“Prospectus” shall have the meaning set forth in the Underwriting Agreement.
“Purchase Price” shall have the meaning set forth in Section 2.01.
“Receivable” shall mean any Contract listed on Schedule I hereto (which Schedule may be in the form of microfiche).
“Registrar of Titles” means with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.
“Registration Statement” means Registration Statement No. 333-2262471 filed by the Depositor with the Securities and Exchange Commission in the form in which it became effective on March 28, 2022.
“Rules and Regulations” shall have the meaning specified in Section 3.01(i).
“Sale and Servicing Agreement” shall have the meaning set forth in the recitals.
“Schedule of Receivables” shall mean the list of Receivables annexed hereto as Schedule I (which Schedule may be in the form of microfiche).
“Seller” shall mean BMW FS, and its successors and assigns.
“Transfer Date” shall mean the Closing Date.
“Underwriters” means each of RBC Capital Markets, LLC, BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Agricole Securities (USA) Inc.
“Underwriting Agreement” means the Underwriting Agreement, dated May 10, 2022, among BMW FS, the Depositor and RBC Capital Markets, LLC, on behalf of itself and as representative of the Underwriters, relating to BMW Vehicle Owner Trust 2022-A.

ARTICLE II           CONVEYANCE OF RECEIVABLES
SECTION 2.01  Conveyance of Receivables.
(a)            In consideration of the Depositor’s delivery to or upon the order of the Seller on the Closing Date of $1,404,692,850.26 (the “Purchase Price”), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (subject to the obligations of the Seller herein) all right, title, and interest of the Seller in and to the following assets and property whether now owned or existing or hereafter acquired or arising:
(i)            the Receivables and all moneys received thereon after the close of business on March 31, 2022;
(ii)    the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;
(iii)  any Liquidation Proceeds and Recoveries and any other proceeds with respect to the Receivables from claims on any theft, physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor’s single interest or other collateral protection insurance policy;
(iv) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller;
(v)    all documents and other items contained in the Receivable Files;
(vi) all proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement and all rights against BMW Bank pursuant to one or more bills of sale pursuant to which the Seller acquired the Receivables; and
(vii)the proceeds of any and all of the foregoing (collectively, with the assets listed in clauses (i) through (vi) above, the “Conveyed Assets”).
(b)            For all non-tax purposes, the Seller and the Depositor intend that the transfer of assets by the Seller to the Depositor pursuant to this Agreement be a sale of the ownership interest in such assets to the Depositor, rather than the mere granting of a security interest to secure a borrowing.  In the event, however, that such transfer is deemed not to be a sale but to be a grant of a mere security interest to secure a borrowing, the Seller shall be deemed to have hereby granted, and does hereby grant, to the Depositor a first priority security interest in all right, title and interest of the Seller in and to the Conveyed Assets, whether now owned or existing or hereafter acquired or arising, and all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, banker’s acceptances, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to such Conveyed Assets, which security interest shall be perfected, to secure a debt in the amount equal to the Purchase Price

(less payments of principal previously received in respect of the Receivables) plus interest at a rate equal to the weighted average of the interest rates payable on the Receivables.  Pursuant to the Sale and Servicing Agreement and Section 6.04 hereof, the Depositor may sell, transfer and assign to the Issuer (i) all or any portion of the assets assigned to the Depositor hereunder, (ii) all or any portion of the Depositor’s rights against the Seller under this Agreement and (iii) all proceeds thereof.  Such assignment may be made by the Depositor with or without an assignment by the Depositor of its rights under this Agreement, and without further notice to or acknowledgement from the Seller.  The Seller waives, to the extent permitted under applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Depositor or any assignee of the Depositor relating to such action by the Depositor in connection with the transactions contemplated by the Sale and Servicing Agreement.  Because (i) the Depositor intends to convey all of its right, title and interest in and to the Receivables to the Issuer pursuant to the Sale and Servicing Agreement, (ii) the Issuer intends to pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee pursuant to the Indenture, (iii) the Seller intends that the transfer of Receivables pursuant to this Agreement be a sale of the ownership interest in such Receivables to the Depositor, and (iv) the parties intend that the Indenture Trustee have a direct security interest in the Receivables, if the transfer of the Receivables pursuant to this Agreement is deemed to be a grant of a security interest to secure a borrowing, the foregoing grant by the Seller of a security interest in the Receivables to secure a debt in the amount of the debt described above shall be deemed to be, and the Seller hereby grants, a direct security interest in the Receivables to the Indenture Trustee for the benefit of the Noteholders to secure the debt described above.
SECTION 2.02  The Closing.  The sale and purchase of the Receivables shall take place at a closing at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 on the Closing Date, simultaneously with the closing under (a) the Sale and Servicing Agreement, (b) the Indenture, (c) the Bank Receivables Purchase Agreement and (d) the Trust Agreement.
ARTICLE III         REPRESENTATIONS AND WARRANTIES
SECTION 3.01  Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants as follows to the Seller and the Indenture Trustee as of the date hereof and the Transfer Date:
(a)            Organization and Good Standing.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.
(b)            Due Qualification.  The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions, including a license pursuant to the Pennsylvania Motor Vehicle Sales Finance Act and the Maryland Code Financial Institutions, Title 11, Subtitle 4, where the failure to do so would materially and adversely affect the Depositor’s ability to acquire the Receivables or the validity or enforceability of the Receivables.

(c)            Power and Authority.  The Depositor has the limited liability company power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action.
(d)            Binding Obligation.  This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(e)            No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement or certificate of formation of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or violate any law, rules or regulation applicable to the Depositor of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor.
(f)            No Proceedings.  There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or any other Basic Document to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Depositor is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Depositor is a party.
(g)            No Consents.  The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.
(h)            The Depositor, and the Securities being offered in connection with the transactions described in this Agreement and the Basic Documents, meet the requirements for use of Form SF-3 under the Securities Act of 1933, as amended (the “Act”), and the Depositor has filed with the Commission the Registration Statement on such Form, including a form of prospectus, for the registration under the Act of the offering and sale of the Securities.

(i)            On the date of this Agreement, the Registration Statement will comply in all material respects with the applicable requirements of the Act, and the respective rules and regulations of the Commission thereunder (the “Rules and Regulations”).
(j)            On the date of this Agreement, the Depositor is not aware of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose.
SECTION 3.02  Representations and Warranties of the Seller.
(a)            The Seller hereby represents and warrants as follows to the Depositor and the Indenture Trustee as of the date hereof and as of the Transfer Date:
(i)      Organization and Good Standing.  The Seller has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.
(ii)      Due Qualification.  The Seller is duly authorized to transact business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and in which the failure to be so authorized would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller and its subsidiaries, considered as one enterprise.
(iii)    Power and Authority; Binding Obligation.  The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and the other Basic Documents to which the Seller is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party.  When executed and delivered, this Agreement and the other Basic Documents to which the Seller is a  party will constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.
(iv)   No Violation.  The execution, delivery and performance by the Seller of this Agreement and the other Basic Documents to which the Seller is a party will not violate any provision of any existing state, federal or, to the best knowledge of the Seller, local law or regulation or any order or decree of any court applicable to the Seller or any provision of the limited liability company agreement of the Seller, or constitute a breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound or result in the creation or imposition of any lien upon any of the Seller’s properties pursuant to any such mortgage, indenture, contract or other agreement (other than this Agreement).
(v)       No Proceedings.  There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any other Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document.
(vi)      Chief Executive Office and Principal Place of Business.  The chief executive office and the principal place of business of the Seller for the previous five years is 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.
(vii)    No Consents.  The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.
(viii)  No Notice.  The Seller represents and warrants that it acquired title to the Receivables in good faith, without notice of any adverse claim.
(ix)      Bulk Transfer.  The Seller represents and warrants that the transfer, assignment and conveyance of the Receivables by the Seller pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.
(x)       Seller Information.  No certificate of an officer, statement or document furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement, document or report not misleading.
(xi)     Ordinary Course.  The transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.

(xii)      Solvency.  The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller anticipate any pending insolvency.
(xiii)    Legal Compliance.  The Seller is not in violation of, and the execution and delivery of this Agreement and the other Basic Documents to which the Seller is a party by it and its performance and compliance with the terms of this Agreement and the other Basic Documents to which the Seller is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s condition (financial or otherwise) or operations or any of the Seller’s properties or materially and adversely affect the performance of any of its duties under the Basic Documents.
(xiv)    Creditors.  The Seller is not selling the Receivables to the Depositor with any intent to hinder, delay or defraud any of its creditors.
(xv)     Schedule of Receivables.  The information set forth in Schedule I to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date.
(xvi)   Marking Records.  By the Transfer Date, the Seller will have caused its computer and accounting records relating to each Receivable to be marked to show that such Receivables have been sold to the Depositor by the Seller and transferred and assigned by the Depositor to the Issuer in accordance with the terms of the Sale and Servicing Agreement and pledged by the Issuer to the Indenture Trustee in accordance with the terms of the Indenture.
(xvii)  Computer Tape.  The computer tape regarding the Receivables made available by the Seller to the Depositor is complete and accurate in all material respects as of the Cutoff Date.
(xviii)  No Adverse Selection.  No selection procedures (other than those specified herein) believed by the Seller to be adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables.
(xix)      Intention to Sell.  It is the intention of the Seller that the transfers and assignments herein contemplated constitute sales of the Receivables from the Seller to the Depositor and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the appointment of a receiver or conservator for the Seller under any receivership, bankruptcy law, insolvency or banking law.
(xx)       Servicing.  Each Receivable has been serviced in conformity with all applicable laws, rules and regulations and in conformity with the Seller’s policies and procedures which are consistent with customary prudent industry standards.
(xxi)                  Dealer Agreement.  Each Dealer that sold a Receivable to the Seller (or BMW Bank) has entered into a Dealer Agreement and such Dealer Agreement, together with the assignment and related documentation signed by the Dealer, constitutes the entire agreement between the Seller (or BMW Bank) and such Dealer with respect to the sale of such Receivable to the Seller (or BMW Bank).  Each such Dealer Agreement is in full force and effect and is the legal, valid and binding obligation of such Dealer; there have been no material defaults by the Seller (or BMW Bank) under such Dealer Agreement; the Seller (or BMW Bank) has fully performed all of its obligations under such Dealer Agreement; the Seller (or BMW Bank) has not made any statements or representations to such Dealer (whether written or oral) inconsistent with any term of such Dealer Agreement; the purchase price (as specified in related Dealer Agreement) for such Receivable has been paid in full, other than any dealer reserve, by the Seller (or BMW Bank); and any payment owed to such Dealer by the Seller (or BMW Bank) is a corporate obligation of the Seller (or BMW Bank).
(xxii)                  Receivable Files Complete.  There exists a Receivable File pertaining to each Receivable and such Receivable File contains, without limitation, (A) a fully executed or electronically authenticated original of the Receivable, (B) the original Lien Certificate or application therefor together with such other documents that the Seller shall keep on file in accordance with its customary procedures evidencing the security interest of the Seller in the related Financed Vehicle, and (C) any and all other documents that the Servicer shall have kept on file in accordance with its customary procedures relating to a Receivable, an Obligor or a Financed Vehicle.  Each of such documents that is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces.  All blanks on any form described in clauses (A), (B) and (C) of this paragraph have been properly filled in and each form has otherwise been correctly prepared in all material respects.  Notwithstanding the above, the complete Receivable File for each Receivable, (x) shall fulfill the documentation requirements of the Seller’s credit policies as in effect on the date of origination of such Receivable and (y) is in possession of the Servicer and/or Custodian, as applicable, at the location set forth on Schedule II hereto except that, in the case of any Receivable constituting “electronic chattel paper”, the “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Receivable shall be maintained by the Servicer in a computer system such that the Servicer maintains “control” (as such term is used in Section 9-105 of the UCC) over such authoritative copy on the Transfer Date.  The blanket power of attorney granted to the Indenture Trustee and the original Lien Certificate are the only documents necessary to permit the Indenture Trustee to submit the Lien Certificate for each Financed Vehicle for retitling in the name of the Indenture

Trustee as secured party in the event such retitling were required or otherwise permitted under the Basic Documents.
(b)            The Seller makes the following representations and warranties with respect to the Receivables, on which the Depositor relies in accepting the Receivables and in transferring the Receivables to the Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Transfer Date, but shall survive the sale, transfer and assignment of the Receivables to the Depositor, the subsequent sale, transfer and assignment of the Receivables by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture.
(i)                  Each Receivable (a) was originated in the United States of America by the Seller (in the case of any Receivable originated through the “Lease to Loan” program), by BMW Bank (in the case of any Receivable acquired by the Seller from BMW Bank) or by a Dealer located in the United States of America, in each case in the ordinary course of such originator’s business and in compliance with the Seller’s customary credit policies and practices as of the date of origination or acquisition of such Receivable, (b) is payable in United States dollars, (c) has been fully and properly executed or electronically authenticated by the parties thereto, (d) except in the case of any Receivable originated through the “Lease to Loan” program or acquired by the Seller from BMW Bank, has been (i) purchased by the Seller from the Dealer under an existing Dealer Agreement and (ii) validly assigned by such Dealer to the Seller, and (e) in the case of any Receivable purchased by the Seller from BMW Bank, has been (i) purchased by the Seller from BMW Bank under an existing purchase agreement and (ii) validly assigned by BMW Bank to the Seller.
(ii)                  As of the Closing Date, the Seller has, or has started procedures that will result in the Seller having, a perfected, first priority security interest in the Financed Vehicle related to each Receivable, which security interest was validly created and has been assigned by the Seller to the Depositor, and will be assigned by the Depositor to the Issuer.  The Lien Certificate for each Financed Vehicle shows the Seller or BMW Bank named as the original secured party (or a properly completed application for such Lien Certificate has been completed).
(iii)                  Each Receivable is on a form contract containing customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(iv)                  Each Receivable (a) provides for fixed level monthly payments (provided that the payment in the last month of the term of the Receivable may be different from the level scheduled payments) that fully amortize the Amount Financed by maturity and yield interest at the APR and (b) amortizes using the Simple Interest Method.
(v)                  To the Seller’s knowledge, each Receivable complied in all material respects at the time it was originated with all requirements of applicable laws.
(vi)                  None of the Receivables is due from the United States of America or any State or any agency, department, subdivision or instrumentality thereof.
(vii)                  To the best of the Seller’s knowledge, as of the Cutoff Date, no Obligor of a Receivable is or has been, since the origination of the related Receivable, the subject of a bankruptcy proceeding.
(viii)                  As of the Cutoff Date, none of the Receivables has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien of the related Receivable in whole or in part, and, to the Seller’s knowledge, no Receivable is subject to any right of rescission, setoff, counterclaim, dispute or defense.
(ix)                  None of the terms of any Receivable has been deferred or otherwise modified except by instruments or documents identified in the related Receivable File.
(x)                  None of the Receivables has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.
(xi)                  Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to the Receivable free and clear of all Liens (other than pursuant to the Basic Documents) and, immediately upon the transfer and assignment thereof, the Depositor will have good and marketable title to each Receivable, free and clear of all Liens (other than pursuant to the Basic Documents).
(xii)                  Each Receivable constitutes “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC.  With respect to any Receivable constituting “electronic chattel paper”, there is only one “authoritative copy” of the Receivable and with respect to any Receivable constituting “tangible chattel paper”, there is no more than one original executed copy of such Receivable.
(xiii)                  Except for a payment that is no more than 29 days past due, no payment default exists on any Receivable as of the Cutoff Date.
(xiv)                  The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering each Financed Vehicle and, under the terms of the related Receivable, the Obligor is required to maintain such insurance.
(xv)                  No Receivable has a maturity date later than the last day of the Collection Period immediately preceding the maturity date of the latest maturing class of Notes.
(xvi)                  Each Receivable had an original maturity of not less than 13 or more than 72 months.
(xvii)                  All of the Receivables, as of the Cutoff Date, are due from Obligors with garaging addresses within the United States of America, its territories and possessions.
(xviii)                  Each Receivable had a first scheduled payment due on or prior to 45 calendar days after the origination date thereof.
(xix)                  As of the Cutoff Date, each Receivable has a remaining term of at least 3 months and no more than 72 months.
(xx)                  As of the Cutoff Date, each Receivable has a remaining balance of at least $1,500.00.
(xxi)                  The Obligor with respect to each Receivable has made at least one scheduled payment.
(xxii)                  As of the Cutoff Date, none of the Receivables was described in the Servicer’s records as having been granted a deferment for reasons related to the outbreak of COVID-19.
SECTION 3.03  Perfection Representations, Warranties and Covenants.  The Seller hereby makes the perfection representations, warranties and covenants set forth on Schedule III hereto to the Depositor, and the Depositor shall be deemed to have relied on such representations, warranties and covenants in acquiring the Receivables.
ARTICLE IV       CONDITIONS
SECTION 4.01  Conditions to Obligation of the Depositor.  The obligation of the Depositor to purchase the Receivables is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True.  The representations and warranties of the Seller hereunder shall be true and correct on the Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Transfer Date.
(b)            Computer Files Marked.  The Seller shall, at its own expense, on or prior to the Transfer Date, indicate in its computer files that the Receivables have been sold to the Depositor by the Seller pursuant to this Agreement and transferred and assigned by the Depositor to the Issuer in accordance with the terms of the Sale and Servicing Agreement and pledged by the Issuer to the Indenture Trustee in accordance with the Indenture and deliver to the Depositor the Schedule of Receivables, certified by the Seller’s President, Vice President or Treasurer to be true, correct and complete.
(c)            Documents To Be Delivered by the Seller on the Transfer Date:
(i)         Evidence of UCC Filing.  On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in the State of Delaware and in each other jurisdiction required by applicable law, naming the Seller, as seller or debtor, and naming the Depositor, as secured party, describing the Receivables and the other assets assigned to the Depositor pursuant to Section 2.01 hereof meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and such other assets to the Depositor.  The Seller shall deliver to the Depositor a file-stamped copy or other evidence satisfactory to the Depositor of such filing on or prior to the Transfer Date.
(ii)        Opinions of Seller’s Counsel.  On or prior to the Closing Date, the Depositor shall have received the opinions of counsel to the Seller, in form and substance satisfactory to the Depositor.
(iii)      Other Documents.  Such other documents as the Depositor may reasonably request.
(d)            Other Transactions.  The transactions contemplated by the Sale and Servicing Agreement, the Bank Receivables Purchase Agreement, the Indenture and the Trust Agreement to be consummated on the Transfer Date shall be consummated on such date.
SECTION 4.02  Conditions to Obligation of the Seller.  The obligation of the Seller to sell the Receivables to the Depositor is subject to the satisfaction of the following conditions:
(a)            Representations and Warranties True.  The representations and warranties of the Depositor hereunder shall be true and correct on the Transfer Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Transfer Date.

(b)            Receivables Purchase Price.  On the Transfer Date, the Depositor shall have delivered to the Seller the Purchase Price.
(c)            Opinion of Counsel.  The Depositor shall have furnished to the Seller an opinion of counsel, dated the Closing Date, to the effect that:
(i)    the Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Prospectus;
(ii)    each of this Agreement, the Sale and Servicing Agreement, the Bank Receivables Purchase Agreement and the Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or similar laws relating to or affecting creditors’ rights generally or the rights of creditors, and except that such counsel need express no opinion as to the availability of equitable remedies or the enforceability of rights of indemnification for violations of federal securities laws;
(iii)                  no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein or in the Sale and Servicing Agreement, the Bank Receivables Purchase Agreement, the Trust Agreement or the Indenture, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Notes by the Underwriters, the filing of the UCC-1 financing statements relating to the conveyance of the Receivables and the Conveyed Assets (as defined herein) by the Seller to the Depositor and of the Receivables and the Conveyed Assets (as defined in the Sale and Servicing Agreement) by the Depositor to the Issuer and of the Collateral by the Issuer to the Indenture Trustee for the benefit of the Noteholders and the filing of the UCC-1 financing statement relating to the security interests in the Eligible Investments included in the Reserve Account, and such other approvals (which shall be specified in such opinion) as have been obtained and such filings as have been made or are in the process of being made; and
(iv)                  none of the issue and sale of the Notes and Certificates, the execution and delivery of this Agreement, the Bank Receivables Purchase Agreement, the Sale and Servicing Agreement or the Trust Agreement, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, the limited liability company agreement or certificate of formation of the Depositor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Depositor.
(d)            Other Transactions.  The transactions contemplated by the Sale and Servicing Agreement, the Bank Receivables Purchase Agreement, the Indenture and the Trust Agreement to be consummated on the Transfer Date shall be consummated on such date.
ARTICLE V       COVENANTS OF THE SELLER AND THE DEPOSITOR
The Seller and the Depositor agree with each other, respectively, and the Indenture Trustee as follows:
SECTION 5.01  Protection of Right, Title and Interest.
(a)            Filings.  The Seller shall cause at its own expense all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Seller, the Depositor, the Issuer and the Indenture Trustee, respectively, in and to the Receivables and the other property included in the Trust Estate to be promptly filed and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Depositor hereunder, the Issuer under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture in and to the Receivables and the other property included in the Trust Estate.  The Seller shall deliver to the Depositor and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing.  The Depositor shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.
(b)            Name Change.  If the Seller makes any change in its jurisdiction of organization (within the meaning of the applicable UCC), name or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Depositor, the Indenture Trustee and the Owner Trustee written notice thereof at least forty-five (45) days prior to such change and shall promptly file such financing statements or amendments as may be necessary to continue the perfection of the Depositor’s interest in the Conveyed Assets.
SECTION 5.02  Other Liens or Interests.  Except for the conveyances hereunder and pursuant to the Basic Documents, the Seller shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume, or suffer to exist any Lien on, or any interest in, to or under the Conveyed Assets, and the Seller shall defend the right, title and interest of the Depositor, the Issuer and the Indenture Trustee in, to and under the Conveyed Assets against all claims of third parties claiming through or under the Seller.
SECTION 5.03  Costs and Expenses.  The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the

Depositor’s, the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Receivables and the other property included in the Trust Estate.
SECTION 5.04  Hold Harmless.  The Seller shall protect, defend, indemnify and hold the Depositor, the Issuer, the Noteholders, the Underwriters and their respective assigns and their employees, officers and directors harmless from and against all losses, liabilities, claims and damages of every kind and character, including any legal or other expenses reasonably incurred, as incurred, resulting from or relating to or arising out of (i) the inaccuracy, nonfulfillment or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, (ii) any legal action, including, without limitation, any counterclaim, that has either been settled by the litigants or has proceeded to judgment by a court of competent jurisdiction, in either case to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, or (iii) any failure of a Receivable to be originated in compliance with all applicable requirements of law.  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.
SECTION 5.05  Compliance with the FDIC Rule.  The Seller shall (i) perform the covenants set forth in Article XII of the Indenture applicable to it (including as “servicer” and “issuing entity”, each as defined in Section 12.01(c) of the Indenture) and (ii) facilitate compliance with Article XII of the Indenture by the FDIC Rule Parties.
ARTICLE VI        MISCELLANEOUS PROVISIONS
SECTION 6.01  Obligations of Seller.  The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.
SECTION 6.02  Repurchase Events.  The Seller hereby covenants and agrees with the Depositor for the benefit of the Depositor, the Indenture Trustee, the Issuer, the Owner Trustee, the Certificateholders and the Noteholders that the occurrence of a breach of any of the Seller’s representations and warranties contained in Section 3.02(b) that materially and adversely affects the interests of the Issuer or the Noteholders in any Receivable, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, shall constitute an event obligating the Seller to repurchase such Receivable from the Issuer on or before the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such failure or breach (or, at the Seller’s election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), unless any such failure or breach shall have been cured in all material respects by such date.  In consideration of such repurchase, the Seller shall deposit or cause to be deposited, into the Collection Account, an amount equal to the Purchase Amount with respect to such Receivable on or prior to such date of such repurchase, and shall notify the Indenture Trustee and the Servicer of such deposit.  The Seller further agrees that it shall promptly deposit or cause to be deposited into the Collection Account, the Dealer Recourse Amount related to any Receivable in satisfaction of any Purchase Amount in respect of such Receivable that is due and which remains unpaid by the Seller.

Upon receipt by the Seller of a Review Report from the Asset Representations Reviewer pursuant to Section 3.08 of the Asset Representations Review Agreement, the Seller will evaluate such Review Report to determine whether any applicable Receivable should be repurchased as a result of a breach of any representation or warranty made by the Seller in Section 3.02(b).
SECTION 6.03  Depositor Assignment of Repurchased Receivables.  With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Depositor shall assign, without recourse, representation or warranty, to the repurchasing Seller all of the Depositor’s right, title and interest in and to such Receivables and all security and documents relating thereto.
SECTION 6.04  Transfer to the Issuer.  The Seller acknowledges and agrees that (1) the Depositor will, pursuant to the Sale and Servicing Agreement, transfer and assign the Conveyed Assets and assign its rights under this Agreement with respect thereto to the Issuer and, pursuant to the Indenture, the Issuer will pledge the Conveyed Assets to the Indenture Trustee, and (2) the representations and warranties contained in this Agreement and the rights of the Depositor under this Agreement, including under Section 6.02, are intended to benefit the Issuer and the Noteholders.  The Seller hereby consents to such transfers and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee, the Owner Trustee or the Issuer, including the right to require the Seller to repurchase any Receivable pursuant to Section 6.02, shall have the same force and effect as if the right or remedy had been enforced or executed by the Depositor, and agrees that no such party shall be obligated to exercise any such rights through the Depositor.
SECTION 6.05  Amendment.  This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, but without the consent of the Noteholders or the Certificateholders, by a written amendment duly executed and delivered by the Seller and the Depositor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholders or Certificateholders whose consent shall not have been obtained in respect thereof; provided further, that such action shall be deemed not to adversely affect in any material respect the interests of any Noteholder and no Opinion of Counsel to that effect shall be required if the Rating Agency Condition with respect to each Rating Agency has been satisfied respect of such action.  This Agreement may also be amended by the Seller and the Depositor, with prior written notice to the Rating Agencies and the prior written consent of Noteholders evidencing at least a majority of the Outstanding Amount of the Notes and the Certificateholders evidencing not less than a majority of the outstanding aggregate Certificate Percentage Interest (as defined in the Trust Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders and/or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or the Certificates that is required to consent to any such amendment, without the consent of the Noteholders holding all Outstanding Notes and Certificateholders holding all outstanding Certificates.
SECTION 6.06  Waivers.  No failure or delay on the part of the Depositor, the Issuer or the Indenture Trustee in exercising any power, right or remedy under this Agreement or any bill of sale shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.
SECTION 6.07  Notices.  All demands, notices and communications under this Agreement shall be in writing, personally delivered, and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, Attention: Vice President-Finance & CFO; (b) in the case of the Servicer, Administrator and Custodian, to 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, Attention: Vice President of-Finance & CFO; (c) in the case of the Seller, 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, Attention: Vice President of Finance & CFO; (d) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement); (e) in the case of S&P, to 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, 32nd Floor, Email: Servicer_reports@sandp.com; and (f) in the case of Moody’s, to 7 World Trade Center 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
SECTION 6.08  Costs and Expenses.  The Seller shall pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Depositor, in connection with the perfection as against third parties of the Depositor’s, the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.
SECTION 6.09  Representations of the Seller and the Depositor.  The respective agreements, representations, warranties and other statements by the Seller and the Depositor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.02 and the transfers and assignments referred to in Section 6.04.
SECTION 6.10  Confidential Information.  The Depositor agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Depositor’s rights hereunder, under the Receivables, under the Sale and Servicing Agreement or any other Basic Document, or as required by any of the foregoing or by law.
SECTION 6.11  Headings and Cross-References.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to section names or numbers are to such Sections of this Agreement.

SECTION 6.12  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 6.13  Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including PDF or facsimile) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 6.14  Third Party Beneficiary.  The Indenture Trustee is an express third party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement as if it were a party hereto.
SECTION 6.15  No Proceedings.  The Seller hereby covenants and agrees that it will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

BMW FINANCIAL SERVICES NA, LLC

By:	/s/ Ole Jensen
Name: Ole Jensen
Title: Chief Financial Officer and Vice President - Finance

By:	/s/ Christian Kunz
Name: Christian Kunz
Title: Treasurer

BMW FS SECURITIES LLC

By:	/s/ Christian Kunz
Name: Christian Kunz
Title: Treasurer

By:	/s/ Ole Jensen
Name: Ole Jensen
Title: Chief Executive Officer and Vice President - Finance

SCHEDULE I
Schedule of Receivables
[Delivered to the Owner Trustee on the Closing Date.]

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SCHEDULE II
Location of Receivable Files
BMW Financial Services NA, LLC
5550 Britton Parkway
Hilliard, Ohio 43026

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SCHEDULE III
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
          In addition to the representations, warranties and covenants contained in this Agreement, the Seller hereby represents, warrants and covenants to the Depositor as follows on the Closing Date:
1.            This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Depositor, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.
2.            Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Seller, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller, as secured party.
3.            The Receivables constitute “chattel paper” (including “electronic chattel paper” and “tangible chattel paper”) within the meaning of the applicable UCC.
4.            The Seller has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Depositor hereunder.
5.            With respect to Receivables that constitute tangible chattel paper, such tangible chattel paper is in the possession of the Servicer, and the Servicer (in its capacity as custodian) is holding such tangible chattel paper solely on behalf and for the benefit of the Seller.  With respect to Receivables that constitute electronic chattel paper, the Servicer has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC and the Servicer (in its capacity as custodian) is maintaining control of such electronic chattel paper solely on behalf and for the benefit of the Seller.  No person other than the Servicer has “control” of any Receivable that is evidenced by electronic chattel paper.
6.            The Servicer, in its capacity as custodian, has in its possession (i) the original copy of each Receivable that constitutes tangible chattel paper and (ii) the “authoritative copy” of each Receivable that constitutes electronic chattel paper.  With respect to any Receivable constituting electronic chattel paper, there is only one “authoritative copy” of the Receivable and with respect to any Receivable constituting tangible chattel paper, there is no more than one original executed copy of such Receivable.
7.            Neither the Seller nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.
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8.            The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Seller to the Depositor under the Receivables Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Depositor to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.  The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.
9.            The Servicer, in its capacity as custodian, has in its possession or “control” (within the meaning of Section 9-105 of the applicable UCC) the record or records that constitute or evidence the Receivables.  The tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Depositor, the Issuer or the Indenture Trustee.  All financing statements filed or to be filed against the Seller, the Depositor and the Issuer in connection with this Agreement, the Sale and Servicing Agreement and the Indenture, respectively, contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
10.            Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations, warranties and covenants contained in this Schedule III shall be continuing, and remain in full force and effect until such time as all obligations under the Basic Documents and the Notes have been finally and fully paid and performed.
11.            The parties to this Agreement shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule III, and shall not, without satisfying the Rating Agency Condition with respect to each Rating Agency, waive a breach of any of such perfection representations, warranties or covenants.
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